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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 15, 2001, included in the Joint Annual Report on Form 10-K of Centex Corporation and Subsidiaries and 3333 Holding Corporation and Subsidiary and Centex Development Company, L.P. and Subsidiaries for the year ended March 31, 2001, and to all references to our firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

Dallas, Texas,
    February 19, 2002